UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2004

Glenayre Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

11360 Lakefield Drive, Duluth, Georgia	30097

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-283-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 RESIGNATION LETTER OF MR. KELBLEY DATED NOVEMBER 8, 2004
EX-99.2 LETTER DATED JULY 21, 2004 FROM MR. KELBLEY
EX-99.3 LETTER DATED JULY 20, 2004 FROM MR. KELBLEY

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Stephen Kelbley, a member of the Company’s Board of Directors and chair of the Audit Committee, resigned from the Board of Directors effective November 12, 2004. In his resignation letter, Mr. Kelbley stated that he has resigned due to personal reasons. However, the Company understands that a disagreement with the Company on its business strategy may have in part influenced Mr. Kelbley’s resignation. On July 20, 2004, Mr. Kelbley sent a resignation letter to the Company’s Chairman, Clarke Bailey, in which he stated that he disagreed with the Company’s business strategy. Mr. Kelbley later rescinded this resignation letter by a letter dated July 21, 2004. Notwithstanding the statements contained in the July 20 letter, Mr. Kelbley, in all instances, voted together with all other board members to approve the Company’s business strategy.

A copy of Mr. Kelbley’s resignation letter dated November 8, 2004 is attached hereto as Exhibit 99.1. Although the resignation letter was dated November 8, 2004 and states a November 8, 2004 effective date, the Company did not receive the letter, and Mr. Kelbley’s resignation was not actually effective, until November 12, 2004. The earlier letters dated July 21, 2004 and July 20, 2004 are attached hereto as Exhibits 99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Resignation letter of Mr. Kelbley dated November 8, 2004

Exhibit 99.2 Letter dated July 21, 2004 from Mr. Kelbley

Exhibit 99.3 Letter dated July 20, 2004 from Mr. Kelbley

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc
Dated: November 15, 2004	By:	/s/ Debra Ziola
		Name:	Debra Ziola
		Title:	Senior Vice President and Chief Financial Officer

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported: November 12, 2004	Commission File No: 0-15761

Glenayre Technologies, Inc.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Resignation letter of Mr. Kelbley dated November 8, 2004.
99.2	Letter dated July 21, 2004 from Mr. Kelbley
99.3	Letter dated July 20, 2004 from Mr. Kelbley

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